Exhibit 10.18

Loan Agreement
Agreement #21028101-2009(Borrow) 0002

The Borrower: Dalian Chuming Meat Factory Co., Ltd
Business License Number:210-28121237193-2137
Legal representative: Shi Huasha
Address: 2026 Wafangwu city
Zipcode:116300

Basic deposit accounts and Bank account number: Wafangwu  Branch of the Agriculture Development Bank  20321028100100000072741
                    20321028100100000071611
Tel:0411-8569216

The Lender: Wafangwu
Branch of the Agriculture Development Bank
Legal representative: Yi Degui
Address: 5 Wafangwu city
Zipcode:116300
Tel: 0411-85611874

Pursuant to the relevant laws and regulations, after negotiating, the parties hereby agree as follows:

Article 1 Loan Type

The loan type under the agreement is: Working Capital Loan

Article 2 Purpose of loan

The loan purpose under the agreement is : live pig Purchase, Without the written consent of the lender the borrower may not change the purpose of the contract of borrowing.

Article 3 Amount and currency:

The amount under the agreement is :RMB60,000.000Yuan

Article 4 Loan term

Borrowings under this contract period is 3 months, from October 30, 2009 to January 30, 2010. The borrower under the agreement starting date and duration of both lenders and borrowers apply for a loan certificate is inconsistent as to when the first withdrawal on the loan documents recorded in the closing date. Loan certificated an integral part of this contract, and this agreement has the same legal effect.

Article 5

5.1 This agreement interest rate for borrowing under the ___annual___ interest rate, the interest rate for the following ___ term.

5.1.1 People's Bank of China announced __one-year__ lending rate, the interest rate is :_51.3_%.

5.1.2 People’s Bank of China announces based on the interest rate of ____, ____(upwardly/downwardly)___%, the interest rate is ___%.

5.1.3 People’s Bank of China announces based on the interest rate of ____, ____( upwardly, downwardly)___%, the interest rate is ___%.

5.2 The interest rate of the loan agreement, in case of encountering in the People's Bank of China benchmark lending interest rate adjustment, execute as section ___ below.

5.2.1 A fixed interest rate period of the loan, the interest rates remain unchanged

5.2.2 Adjust at any time, interest accrual by sections

5.2.3  Until the actual withdrawal date, adjustment as a (daly/monthly/yearly) mode, interest accrual by sections.

5.3 The penalty interest rate under the agreement is under yearly interest rate, include:___

5.3.1 Late penalty rate of borrowing for the borrower in  the agreement interest rate surcharge of ___%

5.3.2 Purposes of this agreement fails to use the borrowing penalty rate for borrowing in the agreement interest rate on a surcharge of ___%

5.4 Borrowing under this contract, penalty rate, in case of  encountering the PBC benchmark lending interest rate adjustments , perform as the following section ___ as agreed above.

5.4.1 Unregulated

5.4.2 Adjust at any time, interest accrual by sections

5.5 Borrowers use the loans under agreement, as the emergence of late, or fails to present under the agreement, the lender accrue the penalty interests as the higher interest rate of these two situations.

5.6 Interest accrued and expiry of interest

5.6.1 The accruing day of the loan interest begin from the actual date of  withdrawal under a daily mouthed, the calculation of the interest in accordance with the actual loan using day under the agreement .

5.6.2 Contract of borrowing in this period, the borrower can not pay the interest on schedule ,------( total income / income excluding) compound. Total recovery of profit, according to this contract the implementation of the borrowing rate

5.6.3 In the event of overdue loans or the borrower fails to use this loan under the agreement , the lender shall accrue the penalty rate for the unpaid interest under the agreement.

5.6.4 The loan under the agreement expiry interest as a ______(month/quarter) mode, the expiry date is every ______(month/last month of the quarter) the 20th.

5.6.5 If encounter the People's Bank adjust the loan interest rate and this regulation apply to this agreement, the lender is entitled to calculation the new default interest and the interest rate as the PBC regulation, without notice to the borrower

Article 6 Withdrawal

6.1 Borrower's withdrawal, it should meet the following prerequisites, or else the lender the right to refuse the borrower's withdrawal application

6.1.2 In accordance with relevant laws and regulations, completed under this contract than the prospective borrower, registration, delivery and other statutory formalities

6.1.3 Not occurred in this matter of the contract breach

6.1.4 Other related materials need to be provided which have been requited by lenders.

6.2 Borrowers withdrawal plan as following:

6.2.1 _2008__year_10__month_30_day, amount_34.000.000_

6.2.2 __2009_year_10__month_30_day, amount__26.000.000_

6.2.3 ___year___month__day, amount________

6.2.4 ___year___month__day, amount________

6.2.5 ___year___month__day, amount________

6.3 Due to special reasons, the borrower can not be agreed upon in accordance with paragraph 6.2 of this withdrawal, she should submit a written application to the lender ____working day in advanced, after the written consent of the lender, she can advance or delay ___days to withdrawal.

6.4 Borrower requests for cancellation of entire or partly of the loan without withdrawal , she should submit a written application to the lender ____working day in advanced, after the written consent of the lender, the agreement can be canceled.

Article 7 Prepayment

7.1 Borrowers should be in full accordance with the agreement scheduled to pay interest, according to the following section __ of the agreement to repay the principal amount of loan.

7.1.1 The last payment should no later than the expiration date in accordance with the agreement

7.1.2 The plan as below:

7.1.2.1 __2009_year_12_month_17_day, amount__20.000.000_

7.1.2.2 _2009__year_12__month_30_day, amount_14.000.000_

7.1.2.3 _2010__year_1__month_10_day, amount__26.000.000_

7.1.2.4 ___year___month__day, amount________

7.1.2.5 ___year___month__day, amount________

7.2 Except the situation under the section 7.1.1, in case of  the borrower to repay principal in advance, she should submit a written application to the lender ____working day in advanced, after the written consent of the lender the borrower could repay part or entire loan principal. If it is early repayment of part of the principal of borrower, it should be the opposite according to the order of repayment  plan.

7.3 Borrower shall open an account of supply thereafter, interest and principal and interest payable before the expiry date for interest and the payable day of principal, and

Authorize  the lender to draw the amount directly from the borrowers account at the expiry date for interest or the payable day of principal.

Article 8 The borrowing instrument in according with the agreement is section __as following :

8.1 By form of credit

8.2 By form of ________guarantee, guarantee contract entered into separate, agreement number :_____________

Article 9 The borrower’s rights and obligations

9.1 The borrower is entitled to know the information about the loan policy, interest rate policy etc. from the lender.

9.2 The borrower is entitled to withdrawal and use the loan under the loan agreement policy.

9.3 Subject to the conditions required by the lender, the borrower is entitled to apply for the loan extension.

9.4 the borrower is entitled to ask the lender to keep the debt, finance, production, management and other aspects of information to be confidential, except other laws and regulations and the agreement as agreed.

9.5 Guarantee the authenticity, accuracy, completeness and validity of the provide materials during the loan review process.

9.6 In accordance with the lender, the borrower shall  provide true, complete, legal and effective financial and accounting statements and other relevant documents, materials and information, accept and cooperate with the lenders for their production and management of material inventory, financial situation, usage of the loan.

9.7 Borrower should full pay the principal and interest in accordance with the agreement.

9.8. The Borrower shall immediately with in 15 days in advanced send the written notice to the Lender if the event of changing in its name, legal representatives, business address, business scope, and other business registration items occurs.

9.9 In the event the Borrower provides guarantees to the third party, or the main property mortgage, pledge to the third party the Borrower shall send the prior written notice in 30 days advanced to ask the Lender ‘s request and consent.

9.10 The borrower and its controlling shareholder, and other related significant related party transactions between the companies (including, but not limited to, purchase and sale of a major association contracts, leases, supply of raw materials, financial transactions, etc.) or to change the way of its affiliates, or its controlling shareholders and other related company or a serious financial crisis, the borrower should be in the circumstances after three days written notice to the lender.

9.11 In the terms of the contract, the borrower who resort to contracting, leasing, joint-stock reform, joint, separation, consolidation (mergers), a joint venture (cooperative), capital reduction, changes in ownership, transfer or disposition of assets, foreign investment or other significant enough to affect the lender claims to achieve the behavior, it should be 30 days in advance written notice to the lender and the implementation by the written consent of Lender under this agreement, the responsibility of the borrower debt settlement, or to provide a written approval by the lender and other legitimate and effective security, or in the settlement of this until all obligations under the contract take actions

9.12 Borrower’s business meet serious difficulties in production and operations, financial condition deteriorated, design major economic disputes or other significant adverse consequences for property status of any litigation, arbitration or criminal, administrative penalties and other circumstances, or main part of  its property have all been possession of other creditors, or appointing a trustee, receiver or similar officer to take over, or property was seized or frozen, may suffer serious losses of the  lender, the borrower should work with the situation after three days written notice to the lender, and In accordance with the requirements of lenders to ensure that the principal and interest under the contract and all other costs the borrower to repay in full protective measures.

9.13 In the term of the contract, the borrower event of shutdown, go out of business, was ordered to stop operation has been cancel the registration, was revoked business license revoked, application or filed for bankruptcy, was to dissolve such circumstances, the borrower shall, written notice to the lender 3 days advanced and guarantee the lender a written request the return of loan principal and interest, or to provide written approval by the lender's claim protective measures.

9.14 In case of the loan as the method of guarantee under the agreement, Security changes take place which is negative for the debt for the lender, the borrower shall provide other legal guarantees with the written consent of the lender.

9.15 Should bear with legal services, insurance, transportation, evaluation, registration, storage, appraisal, notary fees, etc. under the agreement and the guarantees relating to the agreement

Article 10 The lenders right and Obligations

10.1 The Lender may be entitled to access the information of the Borrower concerning the business operation, financial activities, inventory and use of loan and may require the periodic provision of financial statement or other materials, instruments or information by the Borrower.

10.2 Any early-recovered principal, interests, penalties, compound interests and any other payment due to the Lender may be deducted by the Lender directly from the bank account of the Borrower.

10.3 The borrower to avoid the lender supervision, and default on a loan principal and interest or other serious breach, the lender is entitled to impose sanctions on credit,  inform the relevant department or notice through the news media for collection.

10.4 The Lender shall provide loan to the Borrower in accordance with this agreement.

10.5 Should keep the debt finance, production, management and other aspects of information provided by the borrower confidential, except as otherwise provided by law or the agreement.

10.6 In the term of the agreement, in case of the lender change the name, residence, mailing address, should be from the change within 15 days from the date of the change by written notice to the borrower.
Article 11 Breach

11.1 After the agreement come into force , both sides parties should fulfill the contract obligations, any party who does not perform or not to meet the obligations of this contract should bear the legal responsibility under the law.

11.2 1. In the event the Lender is not in compliance with the agreement withdrawal the loan, the lender should pay the for the borrowing rate by the number of days to menstruation the lender should pay liquidated damages for delay under this agreement

11.3 In the event the Borrower is not in compliance with the agreement to repay the principal, the Borrower should pay for the borrowing rate by the number of days to menstruation  the borrower should pay liquidated damages for delay under this agreement

11.4 Without the written consent of the lender, the borrower ahead of the return of loan Borrower should pay for the borrowing rate by the number of days to menstruation  the borrower should pay liquidated damages for delay under this agreement

11.5 The borrower is not able to perform the prepayment of the loan , the lender is entitled to limit settlement, directly withdrawal all the principal and interest of the debt due from any accounts which the borrower opened from the lender.

11.6 The borrower fails to use this loan under the agreement, lender is entitled to stop issuing loans, borrow, or cancel the contract early retirement. The loan which the borrower used breach the agreement, from the date of breaching, accrue default interest , also accrue the default interest of the unpaid interest.

11.7 In case of any situation below occurs, the lender is entitled to stop issuing loans, or cancel the loan which the  borrower has not withdrawal, to recover part or all of the loan in advance, the loans which can not be recovered, according to overdue loan penalty rates of liquidated damages, accrue the penalty with a default interest rate as a daily mode.

11.7.2 Breach of the Article 9 term9.9

11.7.3 Breach of the Article 9 term9.8, The lender claims to achieve severely affected or threatened

11.7.4 Breach of the Article 9 term9.9,

11.7.5 Breach of the Article 9 term9.10, Affect the safety of the lender claims

11.7.6 Breach of the Article 9 term9.11

11.7.7 Breach of the Article 9 term9.12

11.7.8 Any other active could lead to claims threaten the achievement or loss of the lender

11.8 Result due to the borrower defaults, the lender to take litigation, arbitration and other legal means to achieve debt, the borrower should bear the lender to pay for this attorney's fees, travel and other expenses.

Article 12

12.1 The agreement becomes effective on the date the parties sign or seal the agreement , in case of guarantee, in according with the Article 8, term 8.2, effective as long as the agreement get effective.

12.2 Borrowers who can not return the loan on schedule, need to apply for an extension, it should be with in ____day before the expiry day of the agreement in writing to the extension application to the lender, if its a secured loan, the borrower must provide a guarantor agreed to continue the secured loans written comments or otherwise recognized by other legal and effective security, examined and approved by the lender after the loan extension agreement signed.

12.3 In case any situation occurs, the lender is entitled to cancel the agreement , and Require the borrower to return the principal and interest in accordance with the agreement in advance, compensation for the losses

12.31 Breach of the Article 9 term9.13,

12.3.2 Breach of the Article 9 term9.14,

12.3.3 The borrower fails to pay interest continuingly for ___(Month /quarter ) or cumulatively for ___(month/quarter)

12.3.4 Others

12.4 After the effective of the agreement , neither the borrower nor the lender shall are change or cancel the agreement , in case of need to have change or cancel the agreement , both parties shall notify the other party in writing, consensus by both parties reach a written agreement.

Article 13 Dispute Resolution

13.1 In the event of a dispute during the performance of the agreement ,shall settled by negotiation with both parties , otherwise chose the following solution.

13.1.1 Submit a law suit to the people’s court of the lenders locality

13.1.3 Submit to __________arbitration committee, (address _______________)

In accordance with the arbitration rule which is effective .

13.2 During the litigation or arbitration, the articles which don’t involve the dispute under the agreement  still need to be performed.

Article 14 Others

14.1_________________________________________________________.

14.2_________________________________________________________.

14.3_________________________________________________________.

Article 15 Supplementary articles

15.1 Unless otherwise agreed by the contract, all the notice between borrower and the lenders should be in writing form. Any telex, telegram has been issued from the lender to the borrower , as long as the delivery of the telex and the letter deliver to the post office , deemed to have been served to the borrower.

15.2 This supplementary articles is an integral part of main agreement, has the same effect as the agreement.

15.3 During the perform of the agreement, in case of any withdrawal date or repayment date is holiday, extend to the nest business day.

15.4 This Agreement shall be executed in _____ copies, the Borrower have _______copy ,the Lender has ______copy, all those shall have the same legal effect.

16 Notice

The Lender has noted that the Borrower shall make thorough reading and comprehensive understanding on the provisions herein and has made the corresponding explanation and interpretation at the request of the Borrower. Finally, there is not any dispute or controversy on this Agreement between the Parties hereto.

Borrower:

Legal representative:

Date: 20/30/2009

Lender:

Legal representative:

Date: 20/30/2009